UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 12, 2014

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders of LTC Properties Inc. (the “Company”), the Compensation Committee of the Board of Directors of the Company intended in 2014 to propose amendments to the employment agreements with the senior executive officers of the Company named in the proxy statement.  On November 12, 2014, the Company did enter into new employment agreements with those named executive officers.   Their new employment agreements reflect changes that proxy advisory services generally believe are more consistent with compensation best practices.  A summary of the material changes and provisions of the new employment agreements is provided below.

(e) (1) On November 12, 2014, the Company entered into a new employment agreement with Wendy Simpson, the registrant’s Chairman and Chief Executive Officer.

The new contract replaces the single trigger provision upon change of control in the prior contract and replaces it with a double trigger.  Upon change of control and termination, the new contract provides for a one-time cash severance payment equal to the greater of (i) $3,000,000 and (ii) 300% of Ms. Simpson’s average annual compensation for the five calendar years immediately preceding the date of termination.  Additionally, the new contract provides that upon a termination for any reason other than for cause or a voluntary resignation without good reason, Ms. Simpson shall receive a lump sum severance payment equal to four times her base salary.  The new contract also eliminates Ms. Simpson’s provision for lifetime health benefits or a one-time payment of $250,000 and certain gross-up provisions that were in the prior contract and provides for a clawback related to certain cash bonuses or share grants calculated and awarded pursuant to a specific financial formula.

As compensation for the termination of the benefits provided for in the prior contract, Ms. Simpson was granted 2,500 shares of restricted stock that vest on November 12, 2015.

Other primary provisions of Ms. Simpson’s employment agreement remain unchanged from her prior agreement.

(e) (2) On November 12, 2014, the Company entered into a new employment agreement with Pamela Kessler, the registrant’s Executive Vice President and Chief Financial Officer.

The new contract replaces the single trigger provision upon change of control and replaces it with a double trigger.  Upon change of control and termination, the new contract provides for a one-time severance payment in cash equal to 250% of Ms. Kessler’s average annual compensation for the five calendar years immediately preceding the date of termination.  Additionally, the new contract provides that upon a termination for any reason other than for cause or a voluntary resignation without good reason, Ms. Kessler shall receive a lump sum severance payment equal to three times her base salary.  The new contract also provides for a clawback related to certain cash bonuses or share grants calculated and awarded pursuant to a specific financial formula.

As compensation for the termination of the benefits provided for in the prior contract, Ms. Kessler was granted 2,500 shares of restricted stock that vest on November 12, 2015.

Other primary provisions of Ms. Kessler’s employment agreement remain unchanged from her prior agreement.

(e) (3) On November 12, 2014, the Company entered into a new employment agreement with Clint Malin, the registrant’s Executive Vice President and Chief Investment Officer.

The new contract replaces the single trigger provision upon change of control and replaces it with a double trigger.  Upon change of control and termination, the new contract provides for a one-time severance payment in cash equal to 250% of Mr. Malin’s average annual compensation for the five calendar years immediately preceding the date of termination.  Additionally, the new contract provides that upon a termination for any reason other than for cause or a voluntary resignation without good reason, Mr. Malin shall receive a lump sum severance payment equal to three times his base salary.  The new contract also provides for a clawback related to certain cash bonuses or share grants calculated and awarded pursuant to a specific financial formula.

As compensation for the termination of the benefits provided for in the prior contract, Mr. Malin was granted 2,500 shares of restricted stock that vest on November 12, 2015.

Other primary provisions of Mr. Malin’s employment agreement remain unchanged from his prior agreement.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1                        2014 Executive Employment Agreement of Wendy Simpson

10.2                        2014 Executive Employment Agreement of Pamela Kessler

10.3                        2014 Executive Employment Agreement of Clint Malin

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: November 12, 2014	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President